Exhibit 10.2

GRAYBAR ELECTRIC COMPANY, INC.

SUPPLEMENTAL BENEFIT PLAN

Amended and Restated as of January 1, 2021

AMENDED AND RESTATED

GRAYBAR ELECTRIC COMPANY, INC.

SUPPLEMENTAL BENEFIT PLAN

1.    Purpose

Sections 401(a)(17), 402(g), and 415 of the Internal Revenue Code of 1986 (the "Code") restrict benefit payments under the Graybar Electric Company, Inc. Pension Plan (the "Pension Plan") and allocations to a Member's account under The Profit Sharing and Savings Plan of Graybar Electric Company, Inc. (the "Profit Sharing Plan"). Code §401(a) also proscribes the inclusion of certain deferred compensation in the compensation taken into account under such Plans. However, a company may pay benefits and/or make allocations without regard to such restrictions through an unfunded supplemental benefit plan. The purpose of this "Supplemental Benefit Plan" is to provide benefits to certain of those Pension Plan and Profit Sharing Plan participants whose benefits may be limited by any provision of Code §§401(a), 402(g), and 415, on a basis consistent with the Pension Plan and Profit Sharing Plan without regard to any limitations contained in such sections and to provide benefits to any such other individuals as Graybar Electric Company, Inc. (“Company”) or other Adopting Affiliates may designate as eligible hereunder from time to time.

This Supplemental Benefit Plan is amended and restated effective January 1, 2021 to clarify eligibility for the supplemental match benefit and modify administrative provisions relating to distributions. The Plan Year shall mean the calendar year.

2.    Eligibility

Any participant in the Pension Plan or member of the Profit Sharing Plan whose Retirement Income (as defined in the Pension Plan) or annual allocation under the Profit Sharing Plan is limited, directly or indirectly, by any requirement of Code §§401(a), 402(g) or 415), or whose Compensation, as defined in Section 4 hereof, is not used in calculating such Retirement Income or annual allocation, or such other individuals as the Company or other Adopting Affiliates may designate as eligible hereunder from time to time, shall be eligible for benefits under this Supplemental Benefit Plan.

Effective for Plan Years beginning on and after January 1, 2016, an eligible Match Participant (as defined in Section 3(d) hereof) shall be eligible for a supplemental match benefit under this Supplemental Benefit Plan.

An individual participating in this Supplemental Benefit Plan shall be referred to as a Participant.

3.    Amount of Benefits

(a)      Supplemental Pension Benefit. The supplemental pension benefit payable to an eligible Participant or the Participant’s spouse shall equal the excess, if any, of (1 over (2), where:

(1)      is the Retirement Income which would have been paid to such Participant or the Participant’s spouse under the Pension Plan if the provisions of Code §§401(a)(17) and 415 did not apply and Compensation as defined in Section 4 hereof were used in determining such Retirement Income; and

(2)      is the Retirement Income which is payable to the Participant or the Participant’s spouse under the Pension Plan.

For purposes of this Section 3(a), an eligible Participant is an employee who was hired, or was last re-hired, by the Company before July 1, 2015 and is otherwise described in Section 2 hereof.

(b)      Supplemental Profit Sharing Benefit. The supplemental profit sharing benefit credited on behalf of an eligible Participant for a Plan Year shall equal the excess, if any, of (3) over (4), where:

(3)      is the allocation which would have been made to such Participant's Account B under the Profit Sharing Plan for any Plan Year if the limitations imposed by Code §§401(a)(17) and 415 did not apply and Compensation as defined in Section 4 hereof were used in determining such allocation; and

(4)      is the allocation which is made to such Participant's Account B under the Profit Sharing Plan for such Plan Year.

(c)      Deferred Compensation Benefit. The deferred compensation benefit credited on behalf of an eligible Deferred Compensation Participant for a Plan Year shall equal the portion of the Participant’s annual base salary and annual incentive payment that such Participant has elected to defer with respect to such Plan Year in accordance with this Supplemental Benefit Plan and the terms of the deferred compensation agreement between the Participant and the Company. If the Participant elects to defer a portion of the Participant’s annual base salary with respect to a Plan Year, such Participant must defer at least two percent but no more than fifty percent of the Participant’s annual base salary. If the Participant elects to defer a portion of the Participant’s annual incentive payment, such Participant must defer at least two percent but no more than one hundred percent of the Participant’s annual incentive payment. Any deferral election hereunder must be made before the beginning of the Plan Year in which the compensation to be deferred is earned.

For purposes of this Section 3(c), a Participant eligible for a Deferred Compensation Benefit (“Deferred Compensation Participant”) includes (i) an employee who was a Participant in this Supplemental Benefit Plan prior to January 1, 2016 and on whose behalf a benefit is being maintained under this Plan, (ii) an employee who was hired, or was last re-hired, by the Company before July 1, 2015 and who, as of any Plan Year, is in Salary Grade 20 or higher (including the salary bands EX1 through EX5) and (iii) an employee who is hired, or is last re-hired, by the Company on or after July 1, 2015 and who is, for a Plan Year beginning on or after January 1, 2016 a Vice President or higher level executive (including the salary bands EX1 through EX5), (or their equivalent, as determined by the Company in its sole discretion) as of the first day of such Plan Year.

Effective January 1, 2021, any individual employed by an Affiliate of the Company which is not an Adopting Affiliate shall not be eligible to participate in the Deferred Compensation Benefit for the Plan Year in which the individual is employed by such Affiliate.  Nonetheless, in the event a Deferred Compensation Participant is employed by the Company and timely elects to participate in the Deferred Compensation Benefit for a Plan Year, his election to participate in the Deferred Compensation Benefit shall not be revoked for such Plan Year, even if he terminates employment with the Company and is rehired by an Affiliate of the Company during such Plan Year. Notwithstanding the preceding, an individual employed by an Adopting Affiliate shall be eligible to participate in the Deferred Compensation Benefit for the Plan Year in which the individual is employed by the Company or Adopting Affiliate.

For these purposes, an Affiliate means a legal entity in the same group of related organizations which includes Graybar Electric Company, Inc. for purposes of Code §§414(b), 414(c) or 414(m).  In no event shall an Affiliate include a legal entity located or operating in Puerto Rico or any other territory or possession of the United States.

Adopting Affiliate means any Affiliate which has been approved for participation in the Plan by the Committee.  Approval by the Committee shall include the date for which the Adopting Affiliate's participation in the Plan is effective.  Each Adopting Affiliate shall be listed on Exhibit A, which may be amended from time to time by the Committee as necessary to reflect participating Affiliates in the Plan.

(d)      Supplemental Match Benefit. The supplemental match benefit credited on behalf of an eligible Match Participant for a Plan Year shall equal the excess, if any, of (5) over (6), where:

(5)      is the Company Match which would have been made to such Participant’s Account D under the Profit Sharing Plan for any Plan Year if the limitations imposed by Code §§401(a)(17), 402(g) and

415 did not apply (but specifically recognizing any limitations imposed by the ADP or ACP tests set forth in Code §§401(k) and 401(m), respectively) and Compensation as defined in Section 4 hereof were used in determining such Company Match; and

(6)      is the Company Match which was made to such Participant’s Account D under the Profit Sharing Plan for such Plan Year.

For purposes of this Section 3(d), a Participant eligible for a supplemental match (a “Match Participant”) includes a Participant who (i) as of the first day of such Plan Year is designated as a Vice President or higher level executive; (ii) is hired or rehired on or after July 1, 2015; (iii) has maximized the Participant’s Before-Tax Employee Savings and/or Roth Contributions under Article 3 of the Profit Sharing Plan for the Plan Year under the terms of the Profit Sharing Plan; (iv) has a Company Matching Contribution under the Profit Sharing Plan limited directly or indirectly for the Plan Year by Code §§401(a)(17), 402(g) or 415; and (v) elects to defer to this Plan at least 6% of the total of the Participant’s annual base salary and his or her annual incentive payment paid for the Plan Year under paragraph 3(c) above.

As an example and for avoidance of doubt with respect to (v) above, eligibility for a 2022 supplemental match requires that the Participant elect to defer to the Plan at least 6% of his annual base salary paid in 2022 and 6% of the annual incentive payment earned in 2021, but paid in 2022.

Notwithstanding the preceding, for purposes of (v) above for a Participant’s initial year of eligibility for a supplemental match, the Participant only must defer at least 6% of his annual base salary.  As an example and for avoidance of doubt, if a Participant commences employment in 2020 and becomes first eligible for a supplemental match in 2021, he only must defer 6% of his annual base salary paid in 2021 to this Plan and is not required to defer his annual incentive payment for 2021 relating to his performance in 2020.

4.    Compensation

For purposes of making the calculations described in subsections (a), (b) and (d) of Section 3 above, Compensation means the Participant's annual base salary paid by the Company, excluding living allowances and Employer contributions to this or any other benefit plan, but including (1) any overtime, (2) payments under any annual incentive plans, (3) any compensation relating to such Plan Year which has been deferred under a deferred compensation agreement between the Company and the Participant, and (4) contributions made by salary reduction under a plan described in Code §125.

5.    Funding

Benefits under the Supplemental Benefit Plan shall be payable from the general assets of the Company, and no funds are required to be set aside for the purpose of making payments under the Supplemental Benefit Plan. The Company has the discretion to set aside funds for such purpose, as it may decide in its sole discretion.

6.    Payment of Benefits

(a)      Supplemental Pension Benefit. A Participant who is age 55 or older (and has reached the earlier of his or her Early Retirement Date or Normal Retirement Date, each as defined in the Pension Plan) at the time of termination from employment and is entitled to a supplemental pension benefit shall be paid the Actuarial Present Value (as defined in the Pension Plan and determined below) of such benefit in ten annual installments, beginning as soon as administratively possible on or after the January 1 following the Participant’s termination of employment, but in no event later than March 15 of such year. For this purpose, the Actuarial Present Value of the Participant's benefit shall be determined as of the date of the Participant's termination of employment using the generally applicable actuarial factors set forth in the Pension Plan before any application of Code §§415 or 417(e). Interest on any unpaid installments shall be credited at the rate used to calculate the Actuarial Present Value through December 31 of the year prior to the applicable January 1. Notwithstanding the foregoing, a supplemental pension benefit shall be payable in the event the Participant terminates employment before age 55 or dies or in the event of a Change in Control Event, as defined in Section 409A of the Code (“Change in Control”) with respect to the Company, to the extent provided below.

(1)      In the event that the Participant’s employment terminates before the Participant attains age 55, but after the earlier of his or her Early Retirement Date or Normal Retirement Date, each as defined in the Pension Plan, the Actuarial Present Value of the Participant’s supplemental pension benefit, plus interest through December 31 of the year in which the termination of employment occurs, shall be payable in an immediate lump sum as soon as administratively possible on or after the January 1 following the Participant’s termination of employment, but in no event later than March 15 of such year.

(2)      In the event that the Participant’s employment terminates prior to the earlier of his or her Early Retirement Date or Normal Retirement Date, each as defined in the Pension Plan, the Actuarial Present Value of the Participant’s supplemental pension benefit and of the Retirement Income otherwise payable to the Participant shall be determined using the applicable interest rate and applicable mortality table prescribed by the Secretary of the Treasury pursuant to Code §417(e). For this purpose, the interest rate used for distributions made pursuant to this paragraph shall be the applicable interest rate for the month of November in the prior Plan Year.  The Actuarial Present Value of the Participant’s supplemental pension benefit, plus interest at the first segment rate through December 31 of the year in which the termination of employment occurs, shall be payable in an immediate lump sum as soon as administratively possible on or after the January 1 following the Participant’s termination of employment, but in no event later than March 15 of such year.

(3)      (A)      Subject to Subsection (6), in the event of the death of a Participant before attaining age 55 and before supplemental pension benefit payments have commenced, as applicable, hereunder, the Actuarial Present Value of the supplemental pension benefit payable to the Participant, plus interest through December 31 of the year in which the death occurs, shall be payable to the Participant’s spouse in an immediate lump sum as soon as administratively possible on or after the January 1 following the Participant’s death, but in no event later than March 15 of such year. If the Participant is not married on the date of death, no supplemental pension benefit shall be payable hereunder on behalf of the Participant. In the event the Participant is married on the date of death, but his or her surviving spouse dies before the supplemental pension benefit is paid, such benefit shall be paid to the surviving spouse’s named beneficiary, or to the spouse’s estate if there is no beneficiary on file.

(B)     Subject to subsection (6), in the event of the death of a Participant on or after attaining age 55 and before supplemental pension benefit payments have commenced, as applicable, hereunder, any supplemental pension benefit, plus interest through December 31 of the year prior to the applicable January 1, shall be paid to the Participant’s spouse in ten annual installments, beginning as soon as administratively possible on or after the January 1 following the Participant’s death, but in no event later than March 15 of such year. Any installments remaining upon the death of the spouse shall continue to be made annually to the spouse’s named beneficiary or to the spouse’s estate if there is no beneficiary on file. Payments shall be made as soon as administratively possible beginning on or after the January 1 following the death of the spouse, but in no event later than March 15 of such year. Interest on any unpaid installments shall be determined as set forth in Section 6(a). If the Participant is not married on the date of death, no supplemental pension benefit shall be payable hereunder on behalf of the Participant.

(4)      In the event of a Change in Control with respect to the Company, the Actuarial Present Value of any unpaid supplemental pension benefit, plus interest to the date of payment, shall be payable in an immediate lump sum as soon as administratively possible on or after the date of the Change in Control, but in no event later than March 15 following the Plan Year in which the Change in Control occurs.

(5)      Notwithstanding anything herein to the contrary, the Participant may request, and, in its sole and absolute discretion, the Company may agree to allow the Participant to change the method or time for distribution of any supplemental pension benefit payable hereunder, in accordance with such form and procedures as the Company may establish from time to time; provided that such agreement is reached and recorded at least 12 months prior to the date the benefit payment hereunder would otherwise commence, as applicable, and such agreement shall not take effect until at least 12 months following the date on which such agreement was reached and recorded, and any such agreement defers the payment for a period of at least five years from the date it would otherwise be made.

(6)      Notwithstanding anything herein to the contrary, payment of the supplemental pension benefit shall commence, as applicable, at the time and in the manner provided with respect to the first to occur of a termination of employment, death or Change in Control, to the extent provided herein, and any such subsequent event (other than a Change in Control, as provided below) shall not change the time and form of payment. Upon a Change in Control subsequent to a termination of employment or death of the Participant, payment of any unpaid supplemental pension benefit shall be payable in accordance with subsection (4) above. In the event of the death of a Participant after a termination of employment or Change in Control, distribution of any unpaid supplemental pension benefits shall commence or continue, as applicable, to the Participant’s spouse at such time and in such form as provided on account of such termination of employment or Change in Control, without regard to such death. Any installments remaining upon the death of the spouse shall continue to be made annually to the spouse’s named beneficiary, or to the spouse’s estate if there is no beneficiary designation on file. If the Participant is not married on the date of death and supplemental pension benefit payments have commenced, any unpaid supplemental pension benefit shall be payable hereunder to the Participant’s named beneficiary, or to the Participant’s estate if there is no beneficiary designation on file.

(7)      Notwithstanding any other provision in Section 6(a) to the contrary, in the event a Participant or a Participant’s spouse is entitled to receive a supplemental pension benefit in the form of annual installment distributions and the Actuarial Present Value of such installment distributions does not exceed $5,000 as of December 31 in the year of the Participant’s termination of employment, the Actuarial Present Value shall be paid in an immediate lump sum as soon as administratively possible on or after January 1 following the year of the Participant’s termination of employment.  For purposes of this Section 6(a)(7), the calculation of Actuarial Present Value shall include consideration of all benefits to which the Participant is entitled to from all nonaccount balance nonqualified deferred compensation plans, within the meaning of Treasury Regulation Section 1.409A-1(c)(2)(C), sponsored by the Company and Affiliates.

(b)      Supplemental Profit Sharing Benefit, Deferred Compensation Benefit and Supplemental Match Benefit. If the Participant has executed a deferred compensation agreement with the Company for the Plan Year prior to January 1 thereof, any Compensation the Participant has elected to defer in accordance with the terms hereof and the supplemental profit sharing benefit and supplemental match benefit, if any, to which the Participant is entitled hereunder for such Plan Year shall automatically be credited to the deferred compensation account established for the Participant on the Company's books pursuant to such agreement and this Supplemental Benefit Plan, shall be credited with interest at the rate determined under the Participant’s deferred compensation agreement and shall be payable, at or after the termination of the Participant's employment, as provided herein, in accordance with the terms of such deferred compensation agreement. With respect to the supplemental match benefit, such amount shall be paid in accordance with the terms of such deferred compensation agreement if and only if the Participant is fully vested in the value of the Participant’s interest in Account D under the Profit Sharing Plan. Any such election to defer shall remain in effect only for the given Plan Year. Any supplemental match benefits which are not fully vested at the time of termination shall be forfeited and never restored.

(1)      No Deferred Compensation Election. If no deferred compensation agreement is in force with respect to the Participant for the Plan Year, any supplemental profit sharing benefit payable for such Plan Year shall be paid to the Participant on April 1 following the Plan Year with respect to which such supplemental profit sharing benefit applies.

(2)      Employment Termination on or after Age 55. In the event that the Participant’s employment terminates on or after the Participant attains age 55, any supplemental profit sharing benefit, deferred compensation benefit and supplemental match benefit credited on behalf of such Participant, plus interest through December 31 of the

Plan Year which immediately precedes the last applicable January 1 installment, as set forth below, shall be payable to the Participant beginning as soon as administratively possible on or after the January 1 following the Participant’s termination of employment, but in no event shall such benefits commence later than March 15 of such Plan Year.

(A)      With respect to a Participant who was hired, or was last re- hired, by the Company before July 1, 2015, such benefits shall be payable in ten equal annual installments.

(B)      With respect to a Participant who is hired, or is last re-hired, by the Company on or after July 1, 2015, such benefits shall be payable in five equal annual installments.

(3)      Employment Termination Before Age 55. In the event that the Participant’s employment terminates before the Participant’s attainment of age 55, any supplemental profit sharing benefit, deferred compensation benefit and supplemental match benefit credited on behalf of such Participant, plus interest through December 31 of the Plan Year in which the Participant terminates employment, shall be payable in an immediate lump sum as soon as administratively possible on or after the January 1 following the Participant’s termination of employment, but in no event later than March 15 of such Plan Year.

(4)      Death Before Age 55. Subject to subsection (10), in the event of the death of a Participant before attaining age 55 and before any supplemental profit sharing benefits, deferred compensation benefits or supplemental match benefits have commenced, any supplemental profit sharing benefit, deferred compensation benefit and supplemental match benefit credited on behalf of such Participant, plus interest through December 31 of the Plan Year in which the Participant dies, shall be payable to the Participant’s beneficiary in an immediate lump sum as soon as administratively possible on or after the January 1 following the date of the Participant’s death, but in no event later than March 15 of such Plan Year.

(5)      Death On Or After Age 55. Subject to subsection (10), in the event of the death of a Participant, on or after attaining age 55 and before any supplemental profit sharing benefits, deferred compensation benefits or supplemental match benefits have commenced, any supplemental profit sharing benefit, deferred compensation benefit and supplemental match benefit credited on behalf of such Participant, plus interest through December 31 of the Plan Year which immediately precedes the last applicable January 1 installment, as set forth below, shall begin to be paid to the Participant’s beneficiary as soon as administratively possible on or after the January 1 following the Participant’s death, but in no event later than March 15 of such Plan Year.

(A)      With respect to a Participant who was hired, or was last re- hired, by the Company before July 1, 2015, such benefits shall be payable to the beneficiary in ten equal annual installments.

(B)      With respect to a Participant who is hired, or last re-hired, by the Company on or after July 1, 2015, such benefits shall be payable to the beneficiary in five equal annual installments.

(6)      Change in Control. In the event of a Change in Control of the Company, any unpaid supplemental profit sharing benefit, deferred compensation benefit and supplemental match benefit, plus interest to the date of payment, shall be payable in an immediate lump sum as soon as administratively possible on or after the date of the Change in Control, but in no event later than March 15 following the Plan Year in which the Change in Control occurs.

(7)    Disability.

(A)      Subject to subsection (10), in the event that a Participant is Disabled, as determined in accordance with Section 409A of the Code, prior to age 55 and before any supplemental profit sharing benefits, deferred compensation benefits or supplemental match benefits have commenced, any supplemental profit sharing benefit, deferred compensation benefit and supplemental match benefit, plus interest through the end of the calendar month in which the Disability occurred, shall be payable in an immediate lump sum as soon as possible on or after the first day of the calendar month following the date of such Disability, but in no event later than March 15 following the Plan Year in which the Disability occurs.

(B)      In the event that a Participant is so Disabled on or after age 55 and before any such benefits have commenced, any supplemental profit sharing benefit, deferred compensation benefit and supplemental match benefit credited on behalf of such Participant, plus interest through December 31 of the Plan Year which immediately precedes the last applicable January 1 installment, as set forth below, shall be payable to the Participant beginning as soon as administratively possible on or after the January 1 following the Participant’s Disability, but in no event shall such benefits commence later than

March 15 of such year. With respect to an eligible Participant who was hired, or last re-hired, by the Company before July 1, 2015, such benefits shall be payable in ten equal annual installments. With respect to an eligible Participant who is hired, or is last re-hired, by the Company on or after July 1, 2015, such benefits shall be payable in five equal annual installments.

(8)      Unforeseeable Emergency. A Participant may apply in writing to the Company for, and the Company may permit, the acceleration of a distribution of all or part of a Participant’s unpaid supplemental profit sharing benefit, deferred compensation benefit and/or supplemental match benefit (to which such Participant is vested) if the Company, in its sole discretion, determines that the Participant has incurred an Unforeseeable Emergency. For purposes of this Supplemental Benefit Plan, an Unforeseeable Emergency shall be deemed to exist when the Company, in its sole and absolute discretion, determines that a Participant requires a distribution to meet an Unforeseeable Emergency, as determined in accordance with Section 409A of the Code. A distribution based upon Unforeseeable Emergency shall be limited to the amount reasonably necessary to meet the immediate financial need created by such Unforeseeable Emergency, plus the federal and state taxes due on such amount, as determined by the Company. The Company may require a Participant who requests such a distribution to submit such evidence as the Company, in its sole discretion, deems necessary or appropriate to substantiate the circumstances upon which the request is based. Any distribution due to an Unforeseeable Emergency hereunder shall be made as soon as administratively possible on or after the first day of the calendar month following the date on which the Company has determined, in its sole and absolute discretion, that an Unforeseeable Emergency exists.

(9)      Change in Distribution Method or Timing. Notwithstanding anything herein to the contrary, the Participant may request, and, in its sole and absolute discretion, the Company may agree to allow the Participant to change the method or time for distribution of any supplemental profit sharing benefits, deferred compensation benefits or supplemental match benefits payable hereunder, in accordance with such form and procedures as the Company may establish from time to time; provided that such agreement is reached and recorded at least 12 months prior to the date the benefit payments hereunder would commence, as applicable, such agreement shall not take effect until at least 12 months following the date on which such agreement was reached and recorded, and any such agreement defers the payment for a period of at least five years from the date it would otherwise be made.

(10)    Impact of Subsequent Distributable Events. Notwithstanding anything herein to the contrary, payment of the supplemental profit sharing benefit, deferred compensation benefit and supplemental match benefit shall commence, as applicable, at the time and in the manner provided herein with respect to the first to occur of a termination of employment, death, Disability or Change in Control, to the extent provided herein, and any such subsequent event (other than a Change in Control, as provided below) shall not change the time and form of payment. Upon a Change in Control subsequent to a termination of employment, death or Disability of the Participant, payment of any unpaid benefit shall be payable in accordance with subsection (6) above. In the event of the death of a Participant after a termination of employment, Disability or Change in Control, distribution of any unpaid supplement profit sharing benefits, deferred compensation benefits and supplemental match benefits shall commence or continue, as applicable, to the Participant’s beneficiary at such time and in such form as provided on account of such termination of employment, Disability or Change in Control, without regard to such death.

(11)    Interest Crediting on Installments. For purposes of Section 6(b) interest paid on any unpaid installments shall be credited at the rate determined under the Participant’s deferred compensation agreement.

(c)      To avoid administrative difficulties: (i) If and only if Section 6 otherwise provides for the payment of a benefit following the death of the Participant or beneficiary, a Participant may name a beneficiary to receive his or her interest in the Plan in the event of the Participant’s death and the beneficiary of a Participant may also name a beneficiary to receive benefits in the event of the beneficiary’s death; (ii) Notwithstanding the preceding, in the event a Participant or beneficiary fails to name a beneficiary to whom benefits can be paid, the benefit shall be paid to the estate of the Participant or the beneficiary as the case may be. In the event a Participant or a beneficiary dies with no beneficiary on file and no estate has been opened, the Company has the discretion, upon presentation of satisfactory documentation, to pay benefits to specific individuals in lieu of requiring that an estate be opened for the purpose of receiving said benefits; and (iii) If any beneficiary, including a spouse of a Participant, shall die simultaneously with the person whose death gives rise to the beneficiary’s right to receive benefits under the Plan, or under such circumstances as to render it impossible or difficult to determine who died first, the beneficiary, including the spouse of a Participant, shall be deemed to have not survived such beneficiary; and the provisions of this Plan shall be construed and the distribution of benefits herein shall be governed accordingly.

(d)      For purposes of this Section 6, in order to constitute a termination of employment, a Participant must terminate employment with the Company, as well as any affiliate or subsidiary of the Company.  If a Participant terminates employment with the Company, but becomes employed with a subsidiary or affiliate of the Company, he shall not be treated as having terminated employment for purposes of this Section 6.  In order to qualify as a termination of employment under the Plan, the termination must also satisfy the definition of a separation from service under Code §409A and Treasury Regulations promulgated under Code §409A.

7.    Right to Continued Employment

Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of the Company.

8.    Assignability of Benefits

The right of the Participant or any other person to receive benefits hereunder is not assignable or transferable except by the terms of a valid beneficiary designation, pursuant to Section 15 hereunder, will or the laws of descent and distribution and may not, during the life of the Participant, be pledged or encumbered.

9.    Unsecured Right to Benefits

Nothing contained in this Agreement and no action taken or not taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Participant, the Participant’s beneficiary or any other person. To the extent that any person acquires a right to receive payments under this Supplemental Benefit Plan, such right shall be no greater than that of an unsecured general creditor of the Company.

10.    Taxes

If the Participant or beneficiary becomes entitled to receive benefits or other taxable income pursuant to this Supplemental Benefit Plan, the Company shall have the right to withhold from the amount the Company would otherwise be required to pay to the Participant or beneficiary pursuant to this Supplemental Benefit Plan, the amount of any taxes which the Company is or will be required to withhold under the applicable federal, state and local income and employment tax laws. Furthermore, the Company may elect to deduct such taxes from any other amounts payable at any time in cash or otherwise to the Participant or beneficiary on or after the date any benefit hereunder must be taken into account for purposes of such taxes. The Company shall bear no responsibility whatsoever for the Participant’s or beneficiary’s taxes, including interest and penalties, or tax effects resulting from this Supplemental Benefit Plan or for the payment of benefits to a beneficiary consistent with Subsection 6(c), following the death of a Participant or a beneficiary.

11.    Claims Procedure

(a)      Claim - The Participant or other person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as “Claimant”) may file a written request for such benefit with the Company setting forth his or her claim. The Company shall advise the Claimant that a reply will be forthcoming within thirty (30) days and deliver a reply within thirty (30) days. However, the Company may extend the reply period for an additional fifteen (15) days for reasonable cause. If the claim is denied in whole or in part, the Company will adopt a written opinion using language calculated to be understood by the Claimant setting forth:

(i)    the specific reason or reasons for denial;

(ii)    the specific references to pertinent Plan provisions on which the denial is based;

(iii)    a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary;

(iv)    appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

(v)    the time limits for review under Subsection 11(b), below.

(b)      Review – Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the previous determination be reviewed by the Employees’ Benefit Committee (hereinafter referred to as the “Committee”). If the Claimant does not request a review of the Company’s determination within such 60- day period, he or she shall be barred and estopped from challenging the Company’s decision. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. Within thirty (30) days after the Committee’s receipt of a request for review, it will render a written opinion setting forth the specific reasons for the decision, the specific references to the pertinent Plan provisions on which the decision is based, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all relevant documents, records and other information, and a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following the adverse benefit determination on such review. If special circumstances require that the thirty (30) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible but not later than sixty (60) days after receipt of the request for review. The Committee has discretionary authority to determine a Claimant’s eligibility for benefits and to interpret the terms of the Plan.

12.    Administration

The Supplemental Benefit Plan shall be administered by the Company in a manner generally consistent with the substance of Article VIII of the Pension Plan. The Company may designate such person(s) or the Committee as it deems appropriate to assume all or any portion of such administration.

13.    Amendment and Termination

The Supplemental Benefit Plan may be amended or terminated by the Board of Directors of Graybar Electric Company, Inc. at any time and for any reason and shall terminate when both the Pension Plan and the Profit Sharing Plan terminate. Notwithstanding the foregoing, no amendment shall be effective to the extent it would cause an amount to become taxable or be subject to additional taxes on account of such amendment under Code § 409A or the regulations or other guidance issued thereunder. Upon termination of the Supplemental Benefit Plan, a Participant’s benefits hereunder shall be paid out in accordance with the terms of the Supplemental Benefit Plan; provided, however, that in the event the Supplemental Benefit Plan is terminated, a Participant’s benefit hereunder shall be payable only to the extent permissible under Code § 409A and the regulations and other guidance issued thereunder.

14.    Other Distributions

Notwithstanding anything herein to the contrary, any distributions that commenced prior to January 1, 2021 shall be made or continue in the same time and manner as provided under the terms of the applicable governing documents prior to January 1, 2021, provided that such time and manner of distribution would not be subject to the adverse tax consequences under Code §409A.

15.    Beneficiary

Except as otherwise provided by Section 6(a) with respect to the payment of Supplemental Pension Benefits, the Participant's beneficiary for purposes of this Plan shall be the person or entity designated by the Participant in writing on a form prescribed by and filed with the Company. If the Participant has not designated a beneficiary in writing on a form filed with the Company or if no beneficiary survives the Participant, the beneficiary shall be deemed to be the Participant's estate.

16.    Section 409A

(a)    General. The Company intends that the benefits and rights to which the Participant could be entitled pursuant to this Plan either comply with Code §409A, and the Treasury Regulations and other guidance promulgated or issued thereunder, or fall within one of the exceptions to Code §409A including, without limitation, the short-term deferral exception, and the provisions of this Plan and each benefit or right shall be construed in a manner consistent with that intention. If a Participant or the Company believes, at any time, that any such benefit or right that is subject to Code §409A does not so comply, it shall promptly advise the other and the parties shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Code §409A (with the most limited possible economic effect on the Participant and on the Company).

(b)    No Acceleration of Payments. Neither the Company nor any Participant, individually or in combination, may accelerate any payment or benefit that is subject to Code §409A, except in compliance with Code §409A and the provisions of this Plan, and no amount that is subject to Code §409A shall be paid prior to the earliest date on which it may be paid without violating Code §409A.

(c)    Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Code §409A to this Plan, each separately identified amount to which a Participant is entitled under this Plan or any benefit or right shall be treated as a separate payment. In addition, to the extent permissible under Code §409A, any series of installment payments under this Plan shall be treated as a right to a series of separate payments.

(d)    Responsibility for Taxes.  Each Participant is solely responsible and liable for the satisfaction of all taxes (including any related penalties and interest) that may arise in connection with this Plan (including any taxes arising under Code §409A), and the Company shall have no obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes.

(e)    “Termination of Employment” or words of similar import, as used in this Plan means, for purposes of any payments under this Plan that are payment subject to Code §409A, the Participant’s “separation from service” as defined in Code §409A.

(f)    If a payment obligation under the Plan arises on account of a Participant’s termination of employment while a “specified employee” (as defined under Code §409A and determined in good faith by the Committee), any payment of “deferred compensation” (as defined under Treasury Regulation Section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation Section 1.409A-1(b)(3) through (b)(12) shall be made within fifteen (15) days after the end of the six-month period beginning on the date of such termination of employment or, if earlier, within fifteen (15 days after appointment of the personal representative or executor of the Participant’s estate following the death of the Participant.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed in its name and behalf this  9th day of December 2020, by its officer thereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

By:      /s/ Beverly L. Propst

    Senior Vice President-Human Resources

By:     /s/ M. W. Geekie

    Senior Vice President -Secretary & General Counsel

EXHIBIT A

ADOPTING AFFILIATES
(Effective Date: January 1, 2021)

Entity	Effective Date of Participation
1. Graybar Management Services, LLC	January 1, 2021

As approved by the Graybar Electric Company, Inc. Employees’ Benefit Committee

By:      /s/ Beverly L. Propst

Senior Vice President-Human Resources